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                                                                     EXHIBIT 4.1


                              GENESIS DIRECT, INC.

                         REGISTRATION RIGHTS AGREEMENT

  This Agreement is made as of September 14, 1998, by and between Genesis Direct, Inc., a Delaware corporation (the "Company"), and Carol Wright Gifts, Inc. (the "Stockholder").

                                    PREAMBLE

  WHEREAS, pursuant to the terms of an Asset Purchase Agreement, dated as of August 5, 1998, among Genesis Direct Forty-Three, LLC (the "Buyer"), the Stockholder and Cox Target Media, Inc., as amended by Amendment No. 1 thereto (as amended, the "Asset Purchase Agreement"), the Buyer, a wholly-owned subsidiary of the Company, purchased substantially all of the assets of Stockholder; and

  WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the Buyer caused the Company to issue to the Stockholder 2,400,000 shares of the Company's Common Stock, $.01 par value per share, subject to certain adjustments (the "Common Stock"), as set forth in the Asset Purchase Agreement and a Convertible Note, dated the dated hereof (the "Convertible Note"), convertible into additional shares of the Company's Common Stock ; and

  WHEREAS, the Company desires to extend registration rights to the Stockholder for the Common Stock issued pursuant to the Asset Purchase Agreement, including, without limitation, upon conversion of the Convertible Note.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Stockholder agree as follows:

     Section 1.  Definitions.  As used in this Agreement, the following terms
                 -----------
shall have the following meanings:

     (a) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

     (c) "Fully Diluted Common Stock" shall mean: (i) all outstanding shares of Common Stock, (ii) any shares of Common Stock issuable upon the conversion of any outstanding securities of the Company, and (iii) any shares of Common Stock issued or issuable under the Company's stock option plans and employee stock purchase plan.

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     (d) "Holder" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

     (e) "Person" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

     (f) "Priority Registrable Securities" shall mean all of the equity securities of the Company which have registration rights attached thereto as of the date of this Agreement, to the extent the same have not been sold to the public.

     (g) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which holders notify the Company of their intention to offer Registrable Securities.

     (h) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public: (i) any and all shares of Common Stock of the Company issued to the Stockholder pursuant to the Asset Purchase Agreement, including, without limitation, shares of Common Stock issued pursuant to, and upon conversion of, the Convertible Note; or (ii) stock issued in respect of securities referred to in clause (i) above or clause (iii) below in any reorganization; or (iii) stock issued in respect of the securities referred to in either clause (i) or clause (ii) above as a result of a stock split, stock dividend, recapitalization or combination or upon the exercise of any rights, options, warrants or similar rights to purchase any Common Stock. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a Person in a transaction in which its rights under this Agreement are not properly assigned; or (ii)(A) sold to the public under a registration statement filed with the Commission or pursuant to Rule 144, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof and with respect to which all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (C) the registration rights associated with such securities have been terminated pursuant to Section 10 of this Agreement.

     (i) "Registration Expenses" shall mean all expenses incident to the Company's performance or compliance with its obligations under this Agreement, including without limitation, all Commission, NASD and stock exchange or Nasdaq registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which such securities are listed, fees and disbursements of counsel for the Company and all independent certified accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to

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such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees of one counsel retained in connection with each such registration by the holders of a majority of the Registrable Securities and Priority Registrable Securities being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of any other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities other than the Company).

     (j) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

     (k) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

  Section 2.  Piggyback Registration.
              ----------------------

          (a) If the Company at any time proposes to register, for its account or the account of any holder of the Company's securities, any of its equity securities (other than securities issued with respect to any acquisition or any employee stock option, stock purchase, or similar plan) under the Securities Act on Form S-1, Form S-2, Form S-3 or any other form of general application for sale of securities to the public in an underwritten public offering upon which may be registered securities similar to the Registrable Securities, it will each such time at least 30 days prior to the anticipated filing date of such proposed registration statement give written notice to the holders of all Registrable Securities of its intention to do so and, upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of Registrable Securities which the Company has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by such holders of the Registrable Securities to be so registered, subject to the discretion of the managing underwriter to limit or exclude any of such equity securities from the offering (subject to the same priorities as set forth in Section 2(b) hereof) if it determines that the inclusion thereof would adversely affect the marketing of the securities to be sold by the Company therein.

          (b) If a requested registration pursuant to this Section 2 involves an underwritten public offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that in its opinion, the number of securities to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities and Priority Registrable Securities requested to be registered therein, the Company shall exclude from such registration, to the extent of the number of securities which the Company is so advised cannot be sold in such offering, first, on a pro rata basis in accordance with Fully Diluted

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Common Stock held, the Registrable Securities requested to be registered for the account of any Person and, second, in accordance with the terms and provisions of the relevant controlling agreements, the Priority Registrable Securities. Any holder of Registrable Securities to be included in any registration pursuant to this Section 2 by written notice to the Company within 20 days after its receipt of a copy of a notice from the managing underwriter delivered in accordance with this Section 2(b), may rescind its request for registration of any Registrable Securities held by it with respect to all or any of such Registrable Securities. In addition to such underwriter cutbacks, any such registration will be subject to any commercially reasonable and customary conditions that might be imposed by the managing underwriter of the underwritten offering.

  Section 3.  Registration Expenses.  The Registration Expenses in connection
              ---------------------
with any registration in which Registrable Securities shall be included pursuant to Section 2 hereof (including any registration withdrawn) shall be borne by the Company.

  Section 4.  Registration Procedures.  If and whenever the Company is required
              -----------------------
to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will as promptly as possible:

          (a) prepare and (in any event within 120 days after the end of the period within which requests for registration may be given to the Company) file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each holder of Registrable Securities included in such registration statement copies of such documents proposed to be filed for such holder's review;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities and other securities covered by such registration statement until such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of less than 120 days after such registration statement becomes effective;

          (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other applicable securities or "blue sky" laws of such jurisdictions within the United States of America (including territories and commonwealths thereof) as each seller shall reasonably request, except that the Company shall not for any such purpose be

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required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any jurisdiction;

          (e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in paragraph (b) of this Section 4, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, each such seller shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of any such seller prepare and furnish to such seller as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

          (f) furnish to each holder for which Registrable Securities are registered or are to be registered, and to any participating underwriters, at the time of the disposition of such Registrable Securities by such holder, a signed copy of an opinion of counsel dated the effective date of such registration statement covering substantially the matters with respect to such registration statement (and the prospectus, included therein) as are customarily covered in opinions of issuer's counsel delivered to underwriters in underwritten public offerings of securities; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions.

The Company may require each seller of any Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law to effect such registration.

  Section 5.  Indemnification.
              ---------------

          (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such securities and its directors and officers and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such

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securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, each such director and officer, each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller, officer or director, underwriter or controlling person specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect irrespective of any investigation by any person indemnified above.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each holder shall indemnify (to the extent permitted by law in the same manner and to the same extent as set forth in paragraph (a) of this Section 5, but only to an amount, with respect to such prospective seller, not in excess of the gross proceeds realized by such seller from the sale of Registrable Securities registered pursuant to such registration statement) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller, specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the written opinion of counsel for such indemnified party a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in and assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified

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party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party shall not be subject to any liability for any settlement made without its consent which shall not be unreasonably withheld.

  If for any reason, the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand.

  Section 6.  Information by the Holders.  Each of the holders included in any
              --------------------------
registration statement shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

  Section 7.  "Market Standoff" Agreement.  Any holder shall not sell or
              ---------------------------
otherwise transfer or dispose of any Registrable Securities prior to or on November 4, 1998. In addition, any holder, if required by the Company and any underwriter of Registrable Securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities of the Company (other than those included in the registration) held by such holder during the period not to exceed ninety (90) days (or such shorter period as may be requested by the managing underwriter) following the effective date of such registration as the Company and the underwriters may specify, provided that all executive officers and directors of the Company enter into similar agreements.

  Section 8.  Rule 144 Reporting.  With a view to making available the benefits
              ------------------
of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use all commercially reasonable efforts to:

          (a) make and keep public information available as those terms are understood and defined in Rule 144;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) so long as any holder owns any Registrable Securities, furnish to such holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (to the extent that it is then subject to any such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as any holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

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  Section 9.  Assignability.  The registration rights set forth in this
              -------------
Agreement shall be assignable by any holder, in whole or in part, to any transferee of Registrable Securities; provided, however, that (i) such transfer or assignment may otherwise be made in accordance with applicable securities laws, (ii) prompt written notice of such transfer or assignment is given to the Company, and (iii)(A) such transferee or assignee controls, is controlled by, or is under common control with, the Stockholder and (B) such transferee or assignee is acquiring at least 25,000 shares of Registrable Securities.

  Section 10.  Termination of Rights.
               ---------------------

          (a) The rights of any particular holder to cause the Company to register securities shall terminate with respect to such holder at such time as such holder is able to dispose of all of his or its Registrable Securities pursuant to the provisions of Rule 144(k) or such similar rule than in effect.

          (b) Notwithstanding the provisions of paragraph (a) of this Section 10, all rights of any particular holder under this Agreement shall terminate at 5:00 p.m., Eastern time, on the third anniversary of this Agreement.

  Section 11.  Miscellaneous.
               -------------

          (a)  Further Assurances.  Each party hereto shall do and perform or
               ------------------
cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (b)  Governing Law.  This Agreement shall be construed and enforced in
               -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

          (c)  Entire Agreement; Amendment; Waiver.  This Agreement and the
               -----------------------------------
Asset Purchase Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by a writing signed by the Company and the holders of more than fifty percent (50%) of the Registrable Securities, as constituted from time to time. Any amendment so approved shall be binding on all the holders of the Registrable Securities. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged.

          (d)  Binding Effect.  This Agreement shall be binding on and inure
               --------------
to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representative, successors and assigns.

          (e)  Invalidity of Provision.  The invalidity or unenforceability of
               -----------------------
any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder

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of this Agreement in that jurisdiction or the validity or enforceability of this
Agreement, including that provision, in any other jurisdiction.

          (f)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

          (g)  Notices.  All notices and other communications required or
               -------
permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a holder, at such holder's address set forth on the books of the Company, or at such other address as such holder shall have furnished to the Company in writing, or (ii) if to the Company, one copy should be sent to the Company's current address at 100 Plaza Drive, Secaucus, New Jersey 07094, or at such other address as the Company shall have furnished to the holders. All such notices shall be effective and deemed duly given when received or when attempted delivery is refused.

          (h)  Headings.  The descriptive headings of the several paragraphs
               --------
of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

          (i)  Non-Public Information.  Any other provisions of this Agreement
               ----------------------
to the contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 30 days (and for periods not exceeding, in the aggregate, 60 days in any 24-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

          (j)  Other Registration Rights.  For a period of two years from the
               -------------------------
date of this Agreement, the Company shall not, without the prior written consent of holders of at least a majority of the Registrable Securities, grant rights to any person with priority over the registration rights granted pursuant to this Agreement without granting such priority rights to the holders of the Registrable Securities; provided, however, that, from and after the date of this Agreement, the Company may grant rights to any person on a parity with the registration rights granted pursuant to this Agreement.

          (k)  Controlling Document.  To the extent that any terms or provisions
               --------------------
of this Agreement are inconsistent with the terms or provisions of the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall control.

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              GENESIS DIRECT, INC.



                              By    /s/ Ronald R. Benanto
                                 ------------------------------------
                                 Name:   Ronald R. Benanto
                                 Title: Vice President and Chief Financial
                                         Officer


                              CAROL WRIGHT GIFTS, INC.



                              By    /s/ William B. Disbrow
                                 ------------------------------------
                                 Name:  William B. Disbrow
                                 Title:  Vice President

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